UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2008
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PLATINUM ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51553 (Commission File Number)	14-1928384 (IRS Employer Identification No.)

11490 Westheimer Road, Suite 1000
Houston, Texas 77077
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 649-4500

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.   Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

                On October 27, 2008, the Company concluded that Company’s unaudited interim consolidated financial statements for the three and six months periods ended June 30, 2008 should no longer be relied upon due to an error in reporting certain commodity hedges that were entered into in April 2008 but inadvertently omitted from the reported second quarter 2008 financial results. In addition, these hedging contracts were inadvertently omitted from the schedule of contracts at June 30, 2008.

The commodity hedges were publicly disclosed by the Company in a Form 8-K filed with the SEC on April 7, 2008. However, during management review of its commodity derivative transactions, it was discovered that they had been omitted from the second quarter 2008 financial results.

The Company intends to restate its previously reported unaudited consolidated financial statements for the three and six months periods ended June 30, 2008 as a result of this error. The anticipated impact of the restatement on our previously issued unaudted interim consolidated financial statements for the three and six months periods ended June 30, 2008 is the recognition of an additional non-cash, pretax mark-to-market hedging loss of $13.3 million and corresponding deferred tax asset. The restatement described above is not anticipated to impact the Company's previously reported net cash provided by operations.

Management has discussed the matters relating to the accounting error with Marcum & Kliegman LLP, the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATINUM ENERGY RESOURCES, INC.
Dated: October 31, 2008
	By:	/s/ Barry Kostiner
Barry Kostiner
Chief Executive Officer